UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
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ENLINK MIDSTREAM PARTNERS, LP
(Name of Registrant As Specified In Its Charter)
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ENLINK MIDSTREAM PARTNERS, LP

2501 Cedar Springs Road

Dallas, Texas 75201

(214) 953-9500

NOTICE OF UNITHOLDER ACTION

BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and

You are Requested Not to Send Us a Proxy

To the Unitholders of EnLink Midstream Partners, LP:

This notice (this “Notice”) and the accompanying information statement (the “Information Statement”) are being furnished to the unitholders of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), to notify unitholders of the approval (the “Approval”) by written consent of holders of a majority of the Outstanding Units of the Partnership (the “Consenting Majority Unitholders”) of an increase in the number of common units (the “Unit Increase”) authorized for issuance under the Long-Term Incentive Plan (as amended and restated on March 7, 2014, the “Current Plan”) of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership, together with an amendment and restatement of the Current Plan (the “2016 Restatement” and, together with the Current Plan, the “GP Plan”) to effect such Unit Increase.  The GP Plan provides for the grant of awards of restricted incentive units and unit options to the employees, consultants and independent contractors of our general partner and its affiliates, as well as outside directors serving on the Board of Directors of our general partner (the “Board”).

You do not need to do anything in response to this Notice and the Information Statement.  The Unit Increase and 2016 Restatement were approved by the Board on February 8, 2016. Although approval by the unitholders of the Unit Increase and the 2016 Restatement is also required by the rules of The New York Stock Exchange, we are not soliciting your vote because, on March 3, 2016, the Consenting Majority Unitholders approved the Unit Increase and the 2016 Restatement by written consent without a meeting of the unitholders.  Such action by written consent is sufficient to approve and adopt the Unit Increase and the 2016 Restatement without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to approve the Unit Increase and the 2016 Restatement and your approval is neither required nor requested.

This Notice and the Information Statement shall constitute the notice required by our Eighth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) and the rules of the Securities and Exchange Commission.  Capitalized terms used but not defined in this Notice or the Information Statement shall have the meanings ascribed to them in the Partnership Agreement.

THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

If you have any questions, please contact our Legal Department at (214) 953-9500.

Sincerely,

/s/ Barry E. Davis
President and Chief Executive Officer

i

ENLINK MIDSTREAM PARTNERS, LP

2501 Cedar Springs Road

Dallas, Texas 75201

(214) 953-9500

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not to Send Us a Proxy

Important Notice Regarding the Availability of this Information Statement

The Information Statement is available at

http://enlk.enlink.com/investor/stock-information

GENERAL

This information statement (this “Information Statement”) is being furnished to the unitholders of EnLink Midstream Partners, LP (the “Partnership”) of record as of the close of business on March 7, 2016 (the “Record Date”) to provide information about the approval (the “Approval”) by written consent of holders of a majority of the Outstanding Units of the Partnership (the “Consenting Majority Unitholders”) of an increase in the number of common units (the “Unit Increase”) authorized for issuance under the Long-Term Incentive Plan (as amended and restated on March 7, 2014, the “Current Plan”) of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership, together with an amendment and restatement of the Current Plan (the “2016 Restatement” and, together with the Current Plan, the “GP Plan”) to effect such Unit Increase.  The GP Plan provides for the grant of awards of restricted incentive units or unit options to the employees, consultants and independent contractors of our general partner and its affiliates, as well as outside directors serving on the Board of Directors of our general partner (the “Board”).

We are not soliciting your approval of the Unit Increase or the 2016 Restatement.  The Unit Increase and the 2016 Restatement were approved by the Board on February 8, 2016.  Although approval by unitholders of the Unit Increase and the 2016 Restatement is also required by the rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on March 3, 2016, the Consenting Majority Unitholders approved the Unit Increase and the 2016 Restatement by written consent without a meeting of the unitholders.  Pursuant to Section 13.11 of our Eighth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), any action that may be taken at a meeting of the unitholders may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by the unitholders owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the unitholders entitled to vote at such meeting were present and voted.  As of the Record Date, the Partnership had 382,585,172 common units (including Class C common units and convertible preferred units on an as-converted basis) outstanding and entitled to vote, and each unit is entitled to one vote. As of the Record Date, the Consenting Majority Unitholders held 233,189,051 common units (including convertible preferred units on an as-converted basis), or approximately 61% of the common units (including Class C common units and convertible preferred units on an as-converted basis) outstanding.  Delaware law does not afford any unitholder the opportunity to dissent from the action described in this Information Statement.

The Approval will become effective on the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders.  We expect that this Information Statement will be first sent or given to our unitholders on or about March 17, 2016.  Therefore, we expect that the Approval will become effective on or about April 6, 2016.  A copy of the 2016 Restatement is attached hereto as Annex A. Please read this Information Statement carefully and in its entirety as it contains important information.

In this Information Statement, unless the context otherwise requires, references to the “Partnership,” “we,” “us” and “our” refer to EnLink Midstream Partners, LP and its consolidated subsidiaries.  The Partnership’s principal executive offices are located at 2501 Cedar Springs Road, Dallas, Texas 75201, and the Partnership’s telephone number is (214) 953-9500.

ADOPTION OF THE 2016 RESTATEMENT

On February 8, 2016, the Unit Increase and the 2016 Restatement were approved by the Board, subject to the requisite unitholder approval as required by the rules of the NYSE.  The GP Plan provides for the grant of awards of restricted incentive units and unit options to the employees, consultants and independent contractors of our general partner and its affiliates, as well as outside directors serving on the Board.  The 2016 Restatement will increase the number of common units authorized for issuance from 9,070,000 common units to 14,070,000 common units.  The Unit Increase and the 2016 Restatement were approved by the Consenting Majority Unitholders on March 3, 2016.  Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders, under applicable securities regulations, the Unit Increase and the 2016 Restatement will not become effective until the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders, which we expect to occur on or around March 17, 2016. Therefore, the earliest possible date on which the Unit Increase and 2016 Restatement can become effective is April 6, 2016.  Following such effectiveness, we intend to file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8 to register the common units authorized to be granted under the 2016 Restatement that were not registered in connection with the Current Plan.

The following description of the 2016 Restatement is not complete and is qualified by reference to the full text of the 2016 Restatement, which is attached to this Information Statement as Annex A.

Summary of the GP Plan

Our general partner has adopted the GP Plan for employees, consultants and independent contractors of our general partner and its affiliates, as well as outside directors serving on the Board.  The GP Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”) and permits the grant of awards, which may be awarded in the form of restricted incentive units or unit options.   On March 3, 2016, the Consenting Majority Unitholders approved the 2016 Restatement, which increased the number of common units authorized for issuance under the GP Plan by 5,000,000 common units to an aggregate of 14,070,000 common units and made certain other technical amendments.  Of the 14,070,000 common units that may be awarded under the GP Plan, 6,125,342 common units remain eligible for future grants as of March 7, 2016, assuming that the Approval becomes effective.  The aggregate market value of the available common units as of such date was approximately $67.9 million.  The long-term compensation structure of the GP Plan is intended to align the participant’s performance with long-term performance for our unitholders.

The GP Plan will automatically expire on March 3, 2026.  The Board, in its discretion, may terminate or amend the GP Plan at any time with respect to any units for which a grant has not yet been made. The Board or the Compensation Committee also has the right to alter or amend the GP Plan or any part of the GP Plan from time to time, including increasing the number of units that may be granted, subject to the approval requirements of the exchange upon which the common units are listed at that time. The Compensation Committee may generally amend the terms of any outstanding award under the GP Plan at any time. However, no action may be taken by the Board or the Compensation Committee under the GP Plan that would materially reduce the benefits of a participant under a previously granted award without the consent of the participant.

The following forms of awards may be awarded under the GP Plan:

•                  Unit Options.  The GP Plan currently permits the grant of options covering common units. These options are rights to purchase a specified number of common units at a specified price. All unit option grants will have an exercise price that is not less than 100% of the fair market value of the common units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Compensation Committee; provided that the term of the options cannot exceed ten years from the date of grant. Under no circumstances will distributions or distribution equivalent rights (“DERs”) be granted or made with respect to option awards. In addition, the unit options may, pursuant to their terms, become exercisable upon a change of control of us, our general partner or, in certain instances, EnLink Midstream, LLC, a Delaware limited liability company and an our indirect parent (“EnLink Midstream”), as discussed below under “Executive Compensation, Compensation Discussion and Analysis - Potential Payments Upon a Change of Control.” Common units to be delivered upon the exercise of a unit option may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person, or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and the proceeds received by it from an optionee at the time of exercise. Thus, the cost of the unit options will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and our general partner will pay us the proceeds it received from the optionee upon exercise of the unit option.

•                  Restricted Incentive Units.  The GP Plan currently permits the grant of restricted incentive units.  These awards of restricted incentive units are rights that entitle the grantee to receive common units upon the vesting of such restricted incentive units.  The Compensation Committee will determine the terms, conditions and limitations applicable to any awards of restricted incentive units. Awards of restricted incentive units will have a vesting period established in the sole discretion of the Compensation Committee, which may include, without limitation, vesting upon the achievement of specified performance goals. In addition, the restricted incentive units may, pursuant to their terms, vest upon a change of control of us, our general partner or, in certain instances, EnLink Midstream, as discussed below under “Executive Compensation, Compensation Discussion and Analysis - Potential Payments Upon a Change of Control.” Common units to be delivered upon the vesting of restricted incentive units may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units upon vesting of the restricted incentive units, the total number of common units outstanding will increase. The Compensation Committee, in its discretion, may grant tandem DERs with respect to restricted incentive units, which entitles a participant to receive cash or additional awards equal to the amount of any cash distributions made by us with respect to a common unit during the period the DER is outstanding. The Compensation Committee may provide, in its discretion, that the DERs will be subject to the same forfeiture and other restrictions as a restricted incentive unit and, if so restricted, such distributions will be held, without interest, until the restricted incentive unit vests or is forfeited with the distribution being paid or forfeited at the same time, as the case may be. We intend for the issuance of the common units upon vesting of the restricted incentive units under the GP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, under the current policy, GP Plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Approximately 380 employees of our general partner and its affiliates are currently eligible  to participate in the GP Plan, as well as five outside directors serving on the Board.

EXECUTIVE COMPENSATION

We do not directly employ any of the persons responsible for managing our business. Our general partner manages our operations and activities, and its Board and officers make decisions on our behalf. The compensation of the executive officers of our general partner is determined by the Board upon the recommendation of its Compensation Committee. The compensation of the directors of our general partner is determined by the Board upon the recommendation of its Governance Committee. Our named executive officers also serve as named executive officers of EnLink Midstream, and the compensation of the named executive officers discussed below reflects total compensation for services to all EnLink entities. We pay or reimburse all expenses incurred on our behalf, including the costs of employee, officer and director compensation and benefits, as well as all other expenses necessary or appropriate to the conduct of our business. Our partnership agreement provides that our general partner will determine the expenses allocable to us in any reasonable manner determined by our general partner in its sole discretion. EnLink Midstream currently pays a monthly fee to our general partner to cover its portion of administrative and compensation costs, including compensation costs relating to the named executive officers.

Based on the information that we track regarding the amount of time spent by each of our named executive officers on business matters relating to our partnership, we estimate that such officers devoted the following percentage of their time to the business of our partnership and to EnLink Midstream, respectively, for 2015:

Executive Officer or Director	Percentage of Time Devoted to Business of EnLink Midstream Partners, LP	Percentage of Time Devoted to Business of EnLink Midstream, LLC
Barry E. Davis	80%	20%
Steve J. Hoppe	90%	10%
Mac Hummel	90%	10%
Michael J. Garberding	60%	40%
Ben Lamb	90%	10%

Compensation Discussion and Analysis

Compensation Philosophy and Principles

Our executive compensation is designed to attract, retain and motivate top-tier executives and align their individual interests with the interests of our unitholders.  It is the Compensation Committee’s responsibility to design and administer compensation programs that achieve these goals, and to make recommendations to the Board to approve and adopt these programs. The compensation of each of our executives is primarily comprised of base salary, bonus opportunity and equity-based awards under our long-term incentive plans. The Compensation Committee’s philosophy is to generally target the 50th percentile of our Peer Group (discussed below under “-Role of Peer Group and Benchmarking”) for base salaries and bonuses (but retain discretion to reduce or increase bonus amounts to address individual performance) and to provide executives the opportunity to earn long-term incentive compensation, in the form of equity, in the top quartile relative to our Peer Group.

The Compensation Committee considers the following principles in determining the total compensation of the named executive officers:

•                  the total compensation program, including base salary and bonus opportunities, should be competitive with the market in which we compete for executive talent in order to attract, retain and motivate highly qualified executive officers;

•                  equity-based incentive compensation should represent a significant portion of the executive’s total compensation in order to retain and incentivize highly qualified executives and align their individual long-term interests with the interests of unitholders;

•                  compensation programs should be sufficiently flexible to address special circumstances, which include payments under retention plans specifically targeted to retain highly qualified executives during challenging times; and

•                  the overall compensation program should drive performance and reward contributions in support of our business strategies and achievements.

Compensation Methodology

Annually, the Compensation Committee reviews our executive compensation program in total and each element of compensation specifically. The review includes an analysis of the compensation practices of other companies in our industry, the competitive market for executive talent, the evolving demands of the business, specific challenges that we may face and individual contributions to us and our general partner. The Compensation Committee recommends to the Board adjustments to the overall compensation program and to its individual components as the Compensation Committee determines necessary to achieve our goals. The Compensation Committee periodically retains consultants to assist in its review and to provide input regarding the compensation program and each of its elements.

Role of Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to conduct a compensation review and advise the Compensation Committee on certain matters relating to compensation programs applicable to the named executive officers and other employees of our general partner. In particular, Meridian has assisted the Compensation Committee’s decision making with respect to executive officer and director compensation matters, including providing advice on our executive pay philosophy, compensation peer group, incentive plan design and employment agreement design, providing competitive market studies, and apprising the Compensation Committee about emerging best practices and changes in the regulatory and governance environment.  Meridian provided information to the Compensation Committee regarding the compensation programs of the EnLink entities for 2015. Meridian’s work for the Compensation Committee did not raise any conflicts of interest in 2015.

Role of Peer Group and Benchmarking

For 2016, the Compensation Committee and Meridian collaborated to identify the following companies as our peer companies: Boardwalk Partners, L.P., Buckeye Partners, L.P., Enable Midstream Partners, LP, Enbridge Energy Partners, L.P., Genesis Energy, L.P., HollyFrontier Corp., Magellan Midstream Partners, L.P., MarkWest Energy Partners, L.P., ONEOK Partners, L.P., Pembina Pipeline Corp., Plains All American Pipeline, L.P., Spectra Energy Corp., Sunoco Logistics Partners, L.P., Targa Resource Partners, L.P. and Western Gas Partners, L.P. (the “Peer Group”).  We believe that this group of companies is representative of the industry in which we operate.  The individual companies were chosen based on a number of factors, including each company’s, relative size/market capitalization, relative complexity of its business, similar organizational structure, competition for similar executive talent and the roles and responsibilities of its named executive officers.  The Compensation Committee considers the Peer Group companies annually, but historically there have been few changes from year to year.  Companies are typically added or removed from the Peer Group as the result of a change in organizational structure or relative size/market capitalization as compared to the Company.

When evaluating annual compensation levels for each named executive officer, the Compensation Committee, with the assistance of Meridian, reviews publicly available compensation data for executives in our Peer Group, including data on base salaries, annual cash bonuses, and long-term equity incentive awards, as well as compensation surveys. The Compensation Committee then uses that information to help set compensation levels and compensation program elements for the named executive officers in the context of their roles, levels of responsibility, accountability and decision-making authority within our organization and in the context of company size relative to the other Peer Group members. In addition, Meridian has provided guidance on current industry trends and best practices to the Compensation Committee relating to all aspects of executive compensation, bonus structure and bonus methodology.

While compensation data from the Peer Group is considered, the Compensation Committee does not attempt to set compensation components to meet specific benchmarks.  The Peer Group data that is reviewed by the Compensation Committee is simply one factor out of many that is used in connection with the establishment of compensation opportunities for our named executive officers. The other factors considered include, but are not limited to, (i) available compensation data, rankings and comparisons, (ii) effort and accomplishment on a group and individual basis, (iii) challenges faced and challenges overcome, (iv) unique skills, (v) contribution to the management team, (vi) succession planning and retention of our executive officers and (vii) the perception of both the Board and the Compensation Committee of our performance relative to expectations and actual market/business conditions. All of these factors, including Peer Group data and analysis, are utilized in a subjective assessment of each year’s decisions relating to base salary, annual cash bonus, and long-term equity incentive award decisions.

Elements of Compensation

For fiscal year 2015, the principal elements of compensation for the named executive officers were the following:

•                  base salary;

•                  annual bonus awards;

•                  long-term incentive plan awards;

•                  retirement and health benefits; and

•                  severance and change of control benefits.

The Compensation Committee reviews and makes recommendations regarding the mix of compensation, both among short- and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, annual bonus awards, awards under the long-term incentive plan, retirement and health benefits, severance and change of control benefits and perquisites and other compensation fit our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies that we require.

Base Salary.  The Compensation Committee recommends base salaries for the named executive officers based on the historical salaries for services rendered to our general partner and its affiliates, market data provided by Meridian and from compensation surveys and responsibilities of the named executive officers. Base salaries are generally determined by considering the employee’s performance and prevailing levels of compensation in areas in which a particular employee works. The base salaries paid to our named executive officers for fiscal year 2015 (and payable for fiscal 2016) are as follows: Barry E. Davis $660,000; Steven Hoppe $390,000; Mac Hummel $390,000; Michael J. Garberding $450,000; and Benjamin D. Lamb $310,000.

Bonus Awards.  All employees, including our named executive officers, are eligible to receive annual bonuses under the short-term incentive program (the “STI Program”).  The Compensation Committee and the Board oversee the STI Program.  Under the STI Program, bonuses are awarded to employees based on an approach that utilizes certain metrics to measure success and are subject to the discretion of the Compensation Committee and the Board.  The named executive officers are designated as corporate officers, gas business unit officers or liquids business unit officers for purposes of the STI Program.  The metrics employed by the STI Program vary depending on the applicable officer’s business unit designation. The STI Program contemplates that (i) named executive officers designated as corporate officers will be eligible for bonuses based on the overall Company’s achievement level of EBITDA (see Item 6. “Selected Financial Data” of our Annual Report on Form 10-K for 2015 (the “2015 10-K”) for information regarding the definition of EBITDA) and certain safety metrics, (ii) named executive officers designated as gas business unit officers will be eligible for bonuses based on a weighted average of (x) our achievement of EBITDA and safety metrics and (y) our gas business unit’s achievement of net operating income (“NOI”) and safety metrics and (iii) named executive officers designated as liquids business unit officers will be eligible for bonuses based on a weighted average of (A) our achievement of EBITDA and safety metrics and (B) our liquids business unit’s achievement of NOI and safety metrics.  The Compensation Committee recommends and the Board sets annual weightings used in the foregoing bonus calculations applicable to gas business unit and liquids business unit officers.

In addition, the Compensation Committee and the Board, with input from management, will set annual EBITDA and NOI threshold, target and maximum goals based on a number of considerations, including reasonable market expectations, internal company forecasts, available investment opportunities and company performance. Such goals will vary from year to year.  The Committee and the Board, with input from management, will also set annual safety index score threshold, target and maximum goals for each of corporate, gas business unit and liquids business unit. The safety goals will vary from year to year and will vary among each of corporate, gas business unit and liquids business unit. The safety index score is developed based on four categories: (i) safety statistics, including certain incident rates; (ii) leading indicators, such as safety meeting and training attendance; (iii) knowledge and development, which is based on standard assessments; and (iv) safety programs, including completed facility assessments and implementation of environmental, health and safety standards.  Management of each of the gas business unit and the liquids business unit will participate in setting specific goals within the foregoing categories to ensure that the safety program influences and incents desired outcomes.

The Board, based on recommendations of the Compensation Committee, will determine final bonus amounts under the STI Program for the named executive officers.  The Compensation Committee believes that a portion of executive compensation must remain discretionary and subject to the discretion of the Compensation Committee and the Board with respect to bonus awards payable to its named executive officers. Therefore, the STI Program contemplates that the Compensation Committee and the Board retain discretion with respect to bonus awards payable to named executive officers.  The Compensation Committee may exercise its discretion to reduce or supplement the amount of the bonus for a particular named executive officer to reward or address extraordinary individual performance, challenges and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.

The final amount of bonus for each named executive officer was approved by the Board based upon the Compensation Committee’s recommendation and assessment of whether such officer met his or her performance objectives established at the beginning of the performance period. These performance objectives included the quality of leadership within the named executive officer’s assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer and the named executive officer’s contribution to, and enhancement of, the desired company culture. These performance objectives were reviewed and evaluated by the Compensation Committee as a whole. All of our named executive officers met or exceeded their minimum personal performance objectives for 2015. Accordingly, the Compensation Committee and the Board awarded bonuses to the named executive officers as follows:

	Target Bonus Percentage (as a % of Base Salary)	2015 Bonus (as a % of Base Salary)	2015 Bonus Amount
Barry E. Davis	125%	105%	690,000
Steve J. Hoppe	90%	77%	300,000
Mac Hummel	90%	77%	300,000
Michael J. Garberding	90%	89%	400,000
Benjamin D. Lamb	60%	80%	225,000

Target adjusted EBITDA was based upon a standard of reasonable market expectations and company performance and varies from year to year. Several factors are reviewed in determining target adjusted EBITDA, including market expectations, internal forecasts and available investment opportunities. For 2015, our adjusted EBITDA levels for bonuses were $692.0 million for minimum bonuses, $744.1 million for target bonuses and $818.5 million for maximum bonuses. For 2015, the STI Program provided for named executive officers to receive bonus payouts of 30% to 62.5% of base salary at the minimum threshold, 60% to 125% of base salary at the target level and 120% to 250% of base salary at the maximum level.

Long-Term Incentive Plans. We believe that equity awards are instrumental in attracting, retaining and motivating employees, and that they align the interests of our general partner’s officers and directors with the interests of our unitholders. Accordingly, such directors and officers are eligible to participate in the GP Plan.  In addition, certain of our directors and officers are also eligible to participate in the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “2014 Plan”).  Finally, certain directors, officers and employees participate, to the extent consistent with terms agreed in connection with the business combination (as defined in the 2015 10-K), in the EnLink Midstream, LLC 2009 Long-Term Incentive Plan (the “2009 Plan”).

The Board, at the recommendation of the Compensation Committee, approves the grants of awards to our named executive officers. The Compensation Committee believes that equity compensation should comprise a significant portion of a named executive officer’s compensation and considers a number of factors when determining the grants to each individual. The factors considered include: the general goal of allowing the named executive officer the opportunity to earn aggregate equity compensation (comprised of our common units and EnLink Midstream common units) in the upper quartile of our Peer Group; the amount of unvested equity held by the individual named executive officer; the named executive officer’s performance; and other factors as determined by the Compensation Committee.

A discussion of each plan follows:

GP Plan:  See “Summary of the GP Plan” above for a description of the GP Plan.

EnLink Midstream, LLC Long-Term Incentive Plans

2014 Plan.  Employees, non-employee directors and other individuals who provide services to us or our affiliates may be eligible to receive awards under the 2014 Plan; however, the Governance and Compensation Committee (the “Manager Committee”) of the board of directors of the manager of EnLink Midstream (the

“Manager Board”) determines which eligible individuals receive awards under the 2014 Plan, subject to the Manager Board’s approval of awards of our named executive officers.  The 2014 Plan is administered by the Manager Committee and permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights (“UARs”), DERs, unit awards, cash awards and performance awards. At the time of adoption of the 2014 Plan, 11,000,000 common units representing limited liability company interests in EnLink Midstream were initially reserved for issuance pursuant to awards under the 2014 Plan. Common units subject to an award under the 2014 Plan that are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including withheld to satisfy exercise prices or tax withholding obligations, will again become available for delivery pursuant to other awards under the 2014 Plan. Of the 11,000,000 common units that may be awarded under the 2014 Plan, 9,826,736 common units remain eligible for future grants as of December 31, 2015. The long-term compensation structure is intended to align the performance of participants with long-term performance for EnLink Midstream’s unitholders.

The 2014 Plan will automatically expire on the tenth anniversary of its effective date. The Manager Board may amend or terminate the 2014 Plan at any time, subject to any requirement of unitholder approval required by applicable law, rule or regulation. The Manager Committee may generally amend the terms of any outstanding award under the 2014 Plan at any time. However, no action may be taken by the Manager Board or the Manager Committee under the 2014 Plan that would materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

The following forms of awards may be awarded under the 2014 Plan:

•                  Options.  Options are rights to purchase a specified number of common units of EnLink Midstream at a specified price. The exercise price of an option cannot be less than the fair market value per common unit on the date on which the option is granted and the term of the option cannot exceed ten years from the date of grant. Options will be exercisable on such terms as the Manager Committee determines. The Manager Committee will also determine the time or times at which, and the circumstances under which, an option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, form of consideration payable in settlement, method by or forms in which common units will be delivered to participants, and whether or not an option will be in tandem with a UAR award. Under no circumstances will distributions or DERs be granted or made with respect to option awards. An option granted to an employee may consist of an option that complies with the requirements of Section 422 of the Internal Revenue Code, referred to in the 2014 Plan as an “incentive unit option.” In the case of an incentive unit option granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of units, the exercise price of the option must be at least 110% of the fair market value per common unit on the date of grant and the term of the option cannot exceed five years from the date of grant.

•                  Unit Appreciation Rights.  A unit appreciation right (“UAR”) is a right to receive an amount equal to the excess of the fair market value of one common unit of EnLink Midstream on the date of exercise over the grant price of the UAR. UARs will be exercisable on such terms as the Manager Committee determines. The Manager Committee will also determine the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which common units will be delivered or deemed to be delivered to participants, whether or not a UAR shall be in tandem with an option award, and any other terms and conditions of any UAR. UARs may be either freestanding or in tandem with other awards. Under no circumstances will distributions or DERs be granted or made with respect to UAR awards.

•                  Restricted Units.  A restricted unit is a grant of a common unit of EnLink Midstream subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Manager Committee. The Manager Committee may provide, in its discretion, that the distributions made by EnLink Midstream with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted unit and, if so restricted, such distributions will be held, without interest, until the restricted unit vests or is forfeited with the unit distribution right being paid or forfeited at the same time, as the case may be. In addition, the Manager Committee may provide that such distributions be used to acquire additional restricted units for the participant. Under no circumstances will DERs be granted or made with respect to restricted unit awards.

•                  Restricted Incentive Units.  Restricted incentive units are rights to receive cash, common units of EnLink Midstream or a combination of cash and common units of EnLink Midstream at the end of a specified period. Restricted incentive units may be subject to restrictions, including a risk of forfeiture, as determined by the Manager Committee. The Manager Committee may, in its sole discretion, grant DERs with respect to restricted incentive units.

•                  Distribution Equivalent Rights.  DERs entitle a participant to receive cash or additional awards equal to the amount of any cash distributions made by EnLink Midstream with respect to an EnLink Midstream common unit during the period the right is outstanding. DERs may be granted as a stand-alone award or with respect to awards other than restricted units, options or UARs. Subject to Section 409A of the Internal Revenue Code, payment of a DER issued in connection with another award may be subject to the same vesting terms as the award to which it relates or different vesting terms, in the discretion of the Manager Committee.

•                  Unit Awards. The 2014 Plan permits the grant of unit awards, which are common units of EnLink Midstream that are not subject to vesting restrictions.

•                  Cash Awards.  The 2014 Plan permits the grant of cash awards, which are awards denominated and payable in cash.

•                  Performance Awards.  Performance awards represent a participant’s right to receive an amount of cash, common units of EnLink Midstream, or a combination of both, contingent upon the attainment of specified performance measures within a specified period. The Manager Committee or other committee that is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the “Section 162(m) Committee”), as applicable, will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. In addition, the 2014 Plan permits, but does not require, the Manager Committee or the Section 162(m) Committee, as applicable, to structure any performance award made to a covered employee as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain top executives of a company to $1 million per covered employee in a taxable year (to the extent such compensation does not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code). Prior to the payment of any compensation based on the achievement of performance goals applicable to performance awards that are intended to provide qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, the Manager Committee or the Section 162(m) Committee, as applicable, must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Upon a change of control of us, our general partner or EnLink Midstream and except as provided in the award agreement, the Manager Committee may cause unit options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control of EnLink Midstream and except as provided in the award agreement, the Manager Committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement or the other terms of such awards.

EnLink Midstream 2009 Long-Term Incentive Plan. The 2009 Plan provides for the award of unit options, restricted units, restricted incentive units and other awards (collectively, “Awards”). As a result of the consummation of the business combination, however, it is anticipated that no future Awards will be granted under the 2009 Plan. The Manager Committee administers the 2009 Plan and has the authority to grant waivers of the applicable plan terms, conditions, restrictions and limitations. As of December 31, 2015, no common units are reserved for issuance under the 2009 Plan. Each outstanding unit award under the 2009 Plan has a vesting period that was established in the sole discretion of the Manager Committee and as modified by the waivers entered into by certain individuals in connection with the business combination, provided that earlier vesting may arise by reason of death, disability, retirement or otherwise.

The Manager Committee may amend, modify, suspend or terminate the 2009 Plan, except that no amendment that would impair the rights of any participant to any Award may be made without the consent of such participant, and no amendment requiring unitholder approval under any applicable legal requirements will be effective until such approval has been obtained.

Performance Unit Awards.  In March 2015, our general partner and the managing member of EnLink Midstream granted performance awards under the GP Plan and the 2014 Plan, respectively.  The performance award agreements provide that the vesting of restricted incentive units granted under the GP Plan and 2014 Plan is dependent on the achievement of certain total shareholder return (“TSR”) performance goals relative to the TSR achievement of a peer group of companies (the “Peer Companies”) over the applicable performance period. The performance award agreements contemplate that the Peer Companies for an individual performance award (the “Subject Award”) are the companies comprising the Alerian MLP Index for Master Limited Partnerships (“AMZ”), excluding us and EnLink Midstream (collectively, “EnLink”), on the grant date for the Subject Award. The performance units will vest based on the percentile ranking of the average of our and EnLink Midstream’s TSR achievement (“EnLink TSR”) for the applicable performance period relative to the TSR achievement of the Peer Companies.

At the end of the vesting period, recipients receive distribution equivalents with respect to the number of performance units vested.  The vesting of units range from 0% to 200% of the units granted depending on the EnLink TSR as compared to the TSR of the Peer Companies on the vesting date. The fair value of each performance unit is estimated as of the date of grant using a Monte Carlo simulation with the following assumptions used for all performance unit grants made under the plan: (i) a risk-free interest rate based on United States Treasury rates as of the grant date; (ii) a volatility assumption based on the historical realized price volatility of our common units and the designated peer group securities; (iii) an estimated ranking of us among the designated peer group and (iv) the distribution yield. The fair value of the unit on the date of grant is expensed over a vesting period of three years.

The total value of the equity compensation granted to our executive officers generally has been awarded 50% in our restricted incentive units and 50% in restricted incentive units of EnLink Midstream, a portion of which are in the form of our performance units and EnLink Midstream’s performance units for fiscal year 2015. In addition, our named executive officers may receive additional grants of equity compensation in certain circumstances, such as promotions. For fiscal year 2015, our general partner granted 76,280, 34,577, 34,577, 44,389 and 34,951 performance and restricted incentive units to Barry E. Davis, Steve J. Hoppe, Mac Hummel, Michael J. Garberding and Ben Lamb, respectively. In addition, for fiscal year 2015, the managing member of EnLink Midstream granted 67,271, 30,518, 30,518, 39,078 and 29,384 performance and restricted incentive units to Barry E. Davis, Steve J. Hoppe, Mac Hummel, Michael J. Garberding and Ben Lamb, respectively. All performance and restricted incentive units that we grant are charged against earnings according to FASB Accounting Standards Codification 718- “Compensation-Stock Compensation” (FASB ASC 718).

Retirement and Health Benefits.  EnLink Midstream Operating, LP (the “Operating Partnership”) employs our operational employees and offers a variety of health and welfare and retirement programs to all eligible employees. The named executive officers are generally eligible for the same programs on the same basis as other employees of the Operating Partnership. The Operating Partnership maintains a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax deferred basis. In 2015, the Operating Partnership matched 100% of every dollar contributed for contributions of up to 6% of salary (not to exceed the maximum amount permitted by law) made by eligible participants. The retirement benefits provided to the named executive officers were allocated to us as general and administration expenses.

Perquisites.  Our general partner generally does not pay for perquisites for any of the named executive officers, other than payment of dues, sales tax and related expenses for membership in an industry-related private lunch club (totaling less than $2,500 per year per person).

Change in Control and Severance Agreements

All of our named executive officers and certain members of senior management entered into amended change in control agreements (the “Change in Control Agreements”) with the Operating Partnership as of June 15, 2015 and amended severance agreements (the “Severance Agreements” and collectively with the Change in Control Agreements, the “Agreements”) with the Operating Partnership as of June 15, 2015.  The forms of the Change of Control Agreement and Severance Agreement are included as exhibits to our 2015 10-K.  Additionally, as certain individuals become members of senior management, the individual may become a party to a change in control agreement and/or a severance agreement in substantially the same form as the applicable Agreement.

The Agreements restrict the officers from competing with us, as well as the Operating Partnership, EnLink Midstream, its manager, our general partner and their respective affiliates and subsidiaries (the “Company Group”) during the term of employment.  The Agreements also restrict the officers from disclosing confidential information of the Company Group and disparaging any member of the Company Group, in each case, during or after the term of their employment.  In addition, the Agreements restrict the officers, both during their employment and for varying periods following the termination of employment, from (i) soliciting other employees to terminate their employment with any member of the Company Group or accept employment with a third party and (ii) diverting the business of a client or customer of any member of the Company Group or attempting to convert a client or customer of any member of the Company Group. The Agreements provide the Operating Partnership with equitable remedies and with the right to clawback benefits if the restrictions described in this paragraph are breached by the officer.  In the event of a termination, the terminated employee is required to execute a general release of the Company Group in order to receive any benefits under the Agreements.

Under the Severance Agreements, if an officer’s employment is terminated without cause (as defined in the Severance Agreement) or is terminated by the officer for good reason (as defined in the Severance Agreement), such officer will be entitled to receive (i) his or her accrued base salary up to the date of termination, (ii) any unpaid annual bonus with respect to the calendar year ending prior to the officer’s termination date that has been earned as of such date, (iii) a prorated amount of the bonus (to the extent such bonus would have otherwise been earned by such officer) for the calendar year in which the termination occurs, (iv) such other fringe benefits (other than any bonus, severance pay benefit or medical insurance benefit) normally provided to employees that are already earned or accrued as of the date of termination (the foregoing items in clauses (i) - (iv) are referred to as the “General Benefits”), (v) certain outplacement services (the “Outplacement Benefits”), (vi) a lump sum severance equal to the sum of (A) the officer’s then-current base salary and (B) any target bonus (as defined in the applicable Agreement) for the year that includes the date of termination (the “Severance Benefit”) times two for the officer (other than Mr. Lamb and other members of senior management who are each entitled to one times the Severance Benefit), plus (vii) an amount equal to the cost to the officer to extend his or her then-current medical insurance benefits for 18 months following the effective date of the termination (the “Medical Severance Benefit”).

Potential Payments Upon a Change of Control

Under the Change in Control Agreements, if, within a period that begins 120 days prior to and ends 24 months following, a change in control (as defined in the Change in Control Agreement), an officer’s employment is terminated without cause (as defined in the Change in Control Agreement) or is terminated by the officer for good reason (as defined in the Change in Control Agreement), such officer will be entitled to the General Benefits, the Outplacement Benefits, the Medical Severance Benefit and the Severance Benefit; provided, however, that the Chief Executive Officer would be entitled to three times the Severance Benefit, Mr. Lamb will be entitled to one times the Severance Benefit and the other officers would be entitled to two times the Severance Benefit.  Other members of senior management do not receive an increase in the Severance Benefit if they are terminated in connection with a change in control.

In addition, the Agreements provide for the General Benefits upon the officer’s termination of employment due to his or her death or disability (as defined in the Agreements).

The Agreements provide that an officer may only become entitled to payments under the Severance Agreement or the Change in Control Agreement, but not under both Agreements.  Upon execution of a Severance Agreement, the Severance Agreement will continue in effect until (i) the first anniversary of the execution date; provided that the term will be automatically renewed for additional one-year periods beginning on the day following the first anniversary of the execution date (each, a “Renewal Date”), unless the Board or Compensation Committee, as applicable, provides the officer with written notice (a “Non-Renewal Notice”) of the Operating Partnership’s election not to renew the term at least 30 days prior to any Renewal Date or (ii) the termination of the officer’s employment; provided that an officer’s employment many not be terminated by the Operating Partnership for any reason other than cause (as defined in the Severance Agreement) for the 90-day period that follows the termination of the Severance Agreement pursuant to a Non-Renewal Notice.  Upon execution of a Change in Control Agreement, the Change in Control Agreement will continue in effect until (i) the applicable Renewal Date and be automatically renewed for additional one-year periods unless the Board or Compensation Committee, as applicable, provides the officer with a Non-Renewal Notice at least 90 days prior to any Renewal Date or (ii) the termination of the officer’s employment, except that a Change in Control Agreement may not be terminated for a period that begins 120 days prior to, and ends 24 months following, a change in control.

If the payments and benefits provided to an officer under the Agreements (i) would result in a “parachute payment” as defined in Section 280G of the Internal Revenue Code and exceed three times the officer’s “base amount” as defined under Section 280G(b)(3) of the Internal Revenue Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the officer’s payments and benefits will be either (A) paid in full, or (B) reduced and payable only as to the maximum amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the receipt by the officer on an after-tax basis of the greatest amount (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Section 4999 of the Internal Revenue Code and all other taxes, including any interest and penalties, payable by the officer).

With respect to the long-term incentive plans, the amounts to be received by our named executive officers in the event of a change of control (as defined in the long-term incentive plans) will be automatically determined based on the number of units underlying any unvested equity incentive awards held by a named executive officer at the time of a change of control. The terms of the long-term incentive plans were determined based on past practice and the applicable compensation committee’s understanding of similar plans utilized by public companies generally at the time we adopted such plans. The determination of the reasonable consequences of a change of control is periodically reviewed by the applicable compensation committee.

Upon a change of control, and except as provided in the award agreement, the applicable compensation committee may cause unit options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control and except as provided in the award agreement, the applicable compensation committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement or the other terms of such awards.

The potential payments that may be made to the named executive officers upon a termination of their employment or in connection with a change of control as of December 31, 2015 are set forth in the table in the section below entitled “Payments Upon Termination or Change in Control.”

Role of Executive Officers in Executive Compensation

The Board, upon recommendation of the Compensation Committee, determines the compensation payable to each of the named executive officers. None of the named executive officers serves as a member of the Compensation Committee. Barry E. Davis, the Chief Executive Officer, reviews his recommendations regarding the compensation of his leadership team with the Compensation Committee, including specific recommendations for each element of compensation for the named executive officers. Barry E. Davis does not make any recommendations regarding his personal compensation.

Tax and Accounting Considerations

Our equity compensation grant policies have been impacted by the implementation of FASB ASC 718, which we adopted effective January 1, 2006. Under this accounting pronouncement, we are required to value unvested unit options granted prior to our adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the unit option’s remaining vesting period. As a result, we have discontinued grants of unit option awards and instead grant restricted unit and restricted incentive unit awards to the named executive officers and other employees. We have structured the compensation program in a manner intended to be exempt from or in compliance with Section 409A of the Internal Revenue Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.  In 2015, Barry E. Davis had non-performance based compensation paid in excess of the $1.0 million tax deduction limit contained in Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Unit and Restricted Incentive Unit Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Barry E. Davis	2015	659,308	690,000	3,435,500	—	—	—	440,742	(4)	5,225,550
President and Chief Executive	2014	587,885	800,000	6,000,000	—	1,600,000	—	683,607		9,671,492
Officer	2013	525,000	492,188	1,609,522	—	—	—	266,774		2,893,484
Steve J. Hoppe	2015	389,827	300,000	1,570,488	—	—	—	147,699	(5)	2,408,014
Executive Vice President and President of Gathering	2014	304,327	350,000	2,500,000	—	—	—	93,832		3,248,159
McMillan (“Mac”) Hummel	2015	389,538	300,000	1,570,488	—	—	—	203,570	(6)	2,463,596
Executive Vice President and President of NGL and Crude	2014	325,569	350,000	2,131,596	—	—	—	84,625		2,891,790
Michael J. Garberding	2015	449,423	400,000	1,963,183	—	—	—	281,294	(7)	3,093,900
Executive Vice President and Chief Financial Officer	2014	391,923	500,000	3,000,000	—	800,000	—	480,884		5,172,807
	2013	350,000	224,100	1,465,519	—	—	—	164,596		2,204,215
Benjamin D. Lamb (9)	2015	283,904	225,000	1,702,321	—	—	—	92,414	(8)	2,303,639
Senior Vice President

(1)             Bonuses include all annual bonus payments. For 2015, all annual bonus payments will be paid in cash.  For 2014 and 2013, the named executive officers received bonuses in the form of equity awards that immediately vested. The amounts shown for 2014 and 2013 represent the grant date fair value of awards computed in accordance with FASB ASC 718.  Such awards were allocated 50% in our restricted units or restricted incentive units and 50% in restricted units or restricted incentive units of EnLink Midstream.

(2)             The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to our audited financial statements included in Item 8 of our 2015 10-K for the assumptions made in our valuation of such awards.

(3)             Non-Equity Incentive Plan Compensation includes payments made under the cash bonus plan funded by us in January 2014, which was designed to reward a broad base of employees for successful consummation of the transactions with Devon Energy Corporation (“Devon”).  These amounts were awarded in February 2014.

(4)             Amount of all other compensation for Mr. Barry Davis includes professional organization and social club dues, a matching 401(k) contribution of $15,900, a 401(k) profit sharing contribution of $6,413, a 401(k) non-discretionary contribution of $5,300, distributions on our restricted units or restricted incentive units in the amount of $260,108 in 2015 and distributions on restricted units or restricted incentive units of EnLink Midstream in the amount of $153,021 in 2015.

(5)             Amount of all other compensation for Mr. Steve Hoppe includes professional organization and social club dues, a matching 401(k) contribution of $15,900, a 401(k) profit sharing contribution of $6,413, a 401(k) non-discretionary contribution of $5,300, distributions on our restricted incentive units in the amount of $76,952 in 2015 and distributions on restricted incentive units of EnLink Midstream in the amount of $43,134 in 2015.

(6)             Amount of all other compensation for Mr. Mac Hummel includes professional organization and social club dues, a matching 401(k) contribution of $15,900, a 401(k) profit sharing contribution of $6,413, a 401(k) non-discretionary contribution of $5,300, moving costs of $68,323, distributions on our restricted incentive units in the amount of $71,228 in 2015, and distributions on restricted incentive units of EnLink Midstream in the amount of $36,406 in 2015.

(7)             Amount of all other compensation for Mr. Michael Garberding includes professional organization and social club dues, a matching 401(k) contribution of $15,542, a 401(k) profit sharing contribution of $6,413, a 401(k) non-discretionary contribution of $5,300, distributions on our  restricted units or restricted incentive units in the amount of $158,809 in 2015 and distributions on restricted units or restricted incentive units of EnLink Midstream in the amount of $95,230 in 2015.

(8)             Amount of all other compensation for Mr. Ben Lamb includes a matching 401(k) contribution of $15,484, a 401(k) profit sharing contribution of $6,413, a 401(k) non-discretionary contribution of $5,300, distributions on our restricted units or restricted incentive units in the amount of $42,590 in 2015, and distributions on restricted units or restricted incentive units of EnLink Midstream in the amount of $22,627 in 2015.

(9)             Mr. Lamb became a named executive officer in fiscal year 2015, and, therefore, summary compensation information is presented only for fiscal year 2015.

Grants of Plan-Based Awards for Fiscal Year 2015 Table

The following tables provide information concerning each grant of an award made to a named executive officer for fiscal year 2015, including, but not limited to, awards made under the GP Plan and the 2014 Plan.

ENLINK MIDSTREAM GP, LLC—GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity			All Other Unit Awards:		Grant Date
		Incentive Plan Awards (1)			Number of		Fair Value of
Name	Grant Date	Threshold (#)	Target (#)	Maximum(#)	Units		Unit Awards
Barry E. Davis	3/3/2015				14,920	(1)	$400,005
	3/17/2015				30,680	(2)	$874,994
	3/17/2015	—	30,680	61,360			$812,713

Steve J. Hoppe	3/3/2015				6,527	(1)	$174,989
	3/17/2015				14,025	(2)	$399,993
	3/17/2015	—	14,025	28,050			$371,522

Mac Hummel	3/3/2015				6,527	(1)	$174,989
	3/17/2015				14,025	(2)	$399,993
	3/17/2015	—	14,025	28,050			$371,522

Michael J. Garberding	3/3/2015				9,325	(1)	$250,003
	3/17/2015				17,532	(2)	$500,013
	3/17/2015	—	17,532	35,064			$464,423

Benjamin D. Lamb	1/12/2015				3,439	(3)	$100,006
	3/5/2015				3,264	(1)	$87,508
	3/17/2015				11,695	(2)	$312,490
	3/17/2015	—	11,695	23,390			$309,801
	5/1/2015				4,858	(4)	$124,996

(1)         These grants vested on March 3, 2015.

(2)         These grants include DERs that provide for distributions on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on January 1, 2018.

(3)         This grant vested on January 12, 2015.

(4)         This grant includes DERs that provide for distribution on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on April 1, 2018.

ENLINK MIDSTREAM, LLC—GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive			All Other Unit Awards:		Grant Date Fair Value of
		Plan Awards			Number of		Shares
Name	Grant Date	Threshold (#)	Target (#)	Maximum(#)	Units		Awards
Barry E. Davis	3/3/2015				11,891	(1)	$400,013
	3/17/2015				27,690	(2)	$875,004
	3/17/2015	—	27,690	55,380			$872,789

Steve J. Hoppe	3/3/2015				5,202	(1)	$174,995
	3/17/2015				12,658	(2)	$399,993
	3/17/2015	—	12,658	25,316			$398,980

Mac Hummel	3/3/2015				5,202	(1)	$174,995
	3/17/2015				12,658	(2)	$399,993
	3/17/2015	—	12,658	25,316			$398,980

Michael J. Garberding	3/3/2015				7,432	(1)	$250,012
	3/17/2015				15,823	(2)	$500,007
	3/17/2015	—	15,823	31,646			$498,741

Benjamin D. Lamb	1/12/2015				3,079	(3)	$100,006
	3/5/2015				2,601	(1)	$87,498
	3/17/2015				10,074	(2)	$312,495
	3/17/2015	—	10,074	20,148			$317,532
	5/1/2015				3,556	(4)	$124,993

(1)         These grants vested on March 3, 2015.

(2)         These grants include DERs that provide for distributions on restricted or restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on January 1, 2018.

(3)         This grant vested on January 12, 2015.

(4)         These grants include DERs that provide for distributions on restricted or restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on April 1, 2018.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2015

The following tables provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2015, including, but not limited to, awards made under the GP Plan, 2014 Plan and 2009 Plan.

ENLINK MIDSTREAM GP, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
Barry E. Davis	—	—	—	—	—	51,546	(1)	854,633	30,680	(8)	508,674
						95,299	(4)	1,580,057
						30,680	(6)	508,674
Steve J. Hoppe	—	—	—	—	—	39,708	(4)	658,359	14,025	(8)	232,535
						14,025	(6)	232,535
Mac Hummel	—	—	—	—	—	31,766	(4)	526,680	14,025	(8)	232,535
						4,201	(4)	69,653
						14,025	(6)	232,535
Michael J. Garberding	—	—	—	—	—	30,928	(1)	512,786	17,532	(8)	290,681
						11,985	(3)	198,711
						47,649	(4)	790,020
						17,532	(6)	290,681
Benjamin D. Lamb	—	—	—	—	—	7,147	(4)	118,497	11,695	(8)	193,903
						8,194	(5)	135,857
						11,695	(6)	193,903
						4,858	(7)	80,546

(1)             Restricted incentive units vested on January 1, 2016.

(2)             The closing price for the common units was $16.58 as of December 31, 2015.

(3)             Restricted incentive units vest on July 31, 2016.

(4)             Restricted incentive units vest on March 7, 2017.

(5)             Restricted incentive units vest on July 23, 2017.

(6)             Restricted incentive units vest on January 1, 2018.

(7)             Restricted incentive units vest on April 1, 2018.

(8)             Reflects the target number of performance units granted to the named executive officers on March 17, 2015 multiplied by a performance percentage of 100%, which in accordance with SEC rules is the next higher performance level under the award that exceeds 2015 performance.  Vesting of these awards is contingent upon EnLink TSR performance over the applicable performance period measured against the TSR of a peer group of companies.

ENLINK MIDSTREAM, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
Barry E. Davis	—	—	—	—	—	52,301	(1)	789,222	27,690	(8)	417,842
						81,967	(4)	1,236,882
						27,690	(6)	417,842
Steve J. Hoppe	—	—	—	—	—	34,153	(4)	515,369	12,658	(8)	191,009
						12,658	(6)	191,009
Mac Hummel	—	—	—	—	—	27,322	(4)	412,289	12,658	(8)	191,009
						12,658	(6)	191,009
Michael J. Garberding	—	—	—	—	—	31,381	(1)	473,539	15,823	(8)	238,769
						12,267	(3)	185,109
						40,984	(4)	618,449
						15,823	(6)	238,769
Benjamin D. Lamb	—	—	—	—	—	6,148	(4)	92,773	10,074	(8)	152,017
						6,445	(5)	97,255
						10,074	(6)	152,017
						3,556	(7)	53,660

(1)             Restricted incentive units vested on January 1, 2016.

(2)             The closing price for the common units was $15.09 as of December 31, 2015.

(3)             Restricted incentive units vest on July 31, 2016.

(4)             Restricted incentive units vest on March 7, 2017.

(5)             Restricted incentive units vest on July 23, 2017.

(6)             Restricted incentive units vest on January 1, 2018.

(7)             Restricted incentive units vest on April 1, 2018.

(8)             Reflects the target number of performance units granted to the named executive officers on March 17, 2015 multiplied by a performance percentage of 100%, which in accordance with SEC rules is the next higher performance level under the award that exceeds 2015 performance.  Vesting of these awards is contingent upon the EnLink TSR performance over the applicable performance period measured against the TSR of a peer group of companies.

Units Vested Table for Fiscal Year 2015

The following table provides information related to the vesting of restricted units and restricted incentive units during fiscal year ended 2015.

UNITS VESTED

	EnLink Midstream Partners, LP Unit Awards			EnLink Midstream, LLC Unit Awards
Name	Number of Units Acquired on Vesting	Value Realized on Vesting		Number of Units Acquired on Vesting	Value Realized on Vesting
Barry E. Davis	53,170	$1,509,638	(1)	61,971	$2,180,858	(5)
Steve J. Hoppe	6,527	$174,989	(2)	5,202	$174,995	(6)
Mac Hummel	6,527	$174,989	(2)	5,202	$174,995	(6)
Michael J. Garberding	27,685	$782,627	(3)	31,470	$1,104,804	(7)
Benjamin D. Lamb	6,703	$187,514	(4)	5,680	$187,504	(8)

(1)         Consists of 38,250 units at $29.01 per unit and 14,920 units at $26.81 per unit.

(2)         Consists of 6,527 units at $26.81 per unit.

(3)         Consists of 18,360 units at $29.01 per unit and 9,325 units at $26.81 per unit.

(4)         Consists of 3,439 units at $29.08 per unit and 3,264 units at $26.81 per unit.

(5)         Consists of 50,080 units at $35.56 per unit and 11,891 units at $33.64 per unit.

(6)         Consists of 5,202 units at $33.64 per unit.

(7)         Consists of 24,038 units at $35.56 per unit and 7,432 units at $33.64 per unit.

(8)         Consists of 3,079 units at $32.48 per unit and 2,601 units at $33.64 per unit.

Payments Upon Termination or Change of Control

The following tables show potential payments that would have been made to the named executive officers as of December 31, 2015.

Name and Principal Position	Payment Under Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(1)	Health Care Benefits Under Change in Control and Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(2)	Payment and Health Care Benefits Under Change in Control and Severance Agreements Upon Termination For Cause or Without Good Reason ($)(3)	Payment Under Change in Control Agreements Upon Termination and Change of Control ($)(4)	Acceleration of Vesting Under Long-Term Incentive Plans Upon Change of Control ($)(5)
Barry E. Davis	3,825,079	30,079	—	5,310,079	6,313,827
President and Chief Executive Officer
Steve J. Hoppe	1,863,079	30,079	—	1,863,079	2,020,815
Executive Vice President and President of Gas Gathering, Processing and Transmission
Mac Hummel	1,865,527	32,527	—	1,865,527	1,855,709
Executive Vice President and President of Natural Gas Liquids and Crude
Michael J. Garberding	2,147,527	32,527	—	2,147,527	3,837,514
Executive Vice President and Chief Financial Officer
Benjamin D. Lamb	646,079	30,079	—	646,079	1,270,427
Senior Vice President

(1)         Each named executive officer is entitled to a lump sum amount equal to two times the Severance Benefit, other than Mr. Lamb who is entitled to one times the Severance Benefit, and, when applicable, the bonus amounts comprising the General Benefits will be paid if he is terminated without cause (as defined in the Severance Agreement) or if he terminates employment for good reason (as defined in the Severance Agreement), subject to compliance with certain non-competition and non-solicitation covenants described elsewhere in this Information Statement. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(2)         Each named executive officer is entitled to health care benefits equal to a lump sum payment of the estimated monthly cost of the benefits under COBRA for 18 months if he is terminated without cause (as defined in the applicable Agreement) or if he terminates employment for good reason (as defined in the applicable Agreement).

(3)         Each named executive officer is entitled to his then current base salary up to the date of termination plus such other fringe benefits (other than any bonus, severance pay benefit, participation in the company’s 401(k) employee benefit plan, or medical insurance benefit) normally provided to employees of the company as earned up to the date of termination if he is terminated for cause (as defined in the applicable Agreement) or he terminates employment without good reason (as defined in the applicable Agreement). The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(4)         Each named executive officer is entitled to a lump sum payment equal to two times the Severance Benefit (three times in the case of the Chief Executive Officer and one times in the case of Mr. Lamb)  and, when applicable, the bonus amounts comprising the General Benefits will be paid if he is terminated without cause (as defined in the Change in Control Agreement) or if he terminates employment for good reason (as defined in the Change in Control Agreement) within one-

hundred and twenty (120) days prior to or two (2) years following a change in control (as defined in the Change in Control Agreement), subject to compliance with certain non-competition, non-solicitation and other covenants described elsewhere in this Information Statement. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(5)         Each named executive officer is entitled to accelerated vesting of certain outstanding equity awards in the event of a change of control (as defined under the long-term incentive plans). These amounts correspond to the values set forth in the table in the section above entitled Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2015.

Compensation of Directors for Fiscal Year 2015

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Unit Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Leldon E. Echols	110,000	99,997	2,729	212,726
Kyle D. Vann	204,500	100,013	5,459	309,972
Mary P. Ricciardello	84,500	99,997	2,729	187,226
Scott A. Griffiths	186,000	100,013	5,459	291,472

(1)         Messrs. Echols, Vann, Griffiths and Ms. Ricciardello were granted awards of our restricted incentive units on March 14, 2014 with a fair market value of $26.72 per unit and that will vest on March 7, 2016 in the following amounts, respectively: 1,871, 3,743, 3,743 and 1,871. Mr. Echols and Ms. Ricciardello were granted awards of restricted units of EnLink Midstream on March 17, 2015 with a fair market value of $31.02 per unit and that will vest on March 7, 2016 in the following amounts, respectively: 1,612 and 1,612. The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to our audited financial statements included in Item 8 of our 2015 10-K for the assumptions made in our valuation of such awards. At December 31, 2015, Messrs. Echols, Vann, Griffiths and Ms. Ricciardello held aggregate outstanding restricted incentive unit awards, in the following amounts, respectively:  1,871, 3,743, 3,743 and 1,871. At December 31, 2015, Mr. Echols and Ms. Ricciardello held aggregate outstanding restricted units of EnLink Midstream in the following amounts, respectively: 1,612 and 1,612.

(2)         Other Compensation is comprised of distributions on restricted incentive units and distributions on restricted units.

For 2015, each director of our general partner who is not an employee of our general partner was paid an annual retainer fee of $50,000 and equity compensation valued at $100,000.  Directors did not receive an attendance fee for each regularly scheduled quarterly board meeting but were paid $1,500 for each additional meeting that they attended. Also, an attendance fee of $1,500 was paid to each director for each committee meeting that was attended, other than the Audit Committee which paid a fee of $3,000 per meeting. The respective chairs of each committee received the following annual fees: Audit—$12,500, Governance and Compensation—$10,000 and Conflicts—$10,000. Directors were also reimbursed for related out-of-pocket expenses. John Richels, Barry E. Davis, Thomas Mitchell, David Hager and Darryl Smette, as officers of the Managing Member or Devon during 2015, received no separate compensation for their respective service as directors.  For directors that served on both the boards of our general partner and the managing member of EnLink Midstream, the above listed fees were generally allocated 75% to us and 25% to EnLink Midstream, except in the case for service on the Audit Committee, where the chair was paid a separate fee for each entity and meeting fees were split 50% to each entity.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended 2015, the Compensation Committee was comprised of Scott A. Griffiths and David A. Hager. No member of the Compensation Committee during fiscal 2015 was a current or former officer or employee of our general partner or had any relationship requiring disclosure by us under Item 404 of Regulation S-K as adopted by the SEC. None of our general partner’s executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on the Board or the Compensation Committee.

The Compensation Committee of our general partner held six meetings during fiscal year 2015. Each member attended 100% of the meetings.

Board Leadership Structure and Risk Oversight

The Board has no policy that requires that the positions of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer be separate or that they be held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, including the composition, skills and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates, and governance efficiency. Based on these factors, the Board has determined that having John Richels serve as Chairman and Barry E. Davis serve as our Chief Executive Officer is in the best interest of our partnership at this time, and that such arrangement makes the best use of each of Messrs. Richels’s and Davis’s unique skills and experience in the industry.

The Board is responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. The Audit Committee will review the risk assessments with management and provide reports to the Board regarding the internal risk assessment processes, the risks identified and the mitigation strategies planned or in place to address the risks in the business. The Board and the Audit Committee each provide insight into the issues, based on the experience of their members, and provide constructive challenges to management’s assumptions and assertions.

United States Federal Income Tax Consequences of the GP Plan

The following is a general discussion of the current federal income tax consequences of awards under the GP Plan with respect to participants who are classified as United States residents for federal income tax purposes. This discussion is based upon the current provisions of the Internal Revenue Code, existing final and proposed Treasury regulations promulgated under the Internal Revenue Code, administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.  Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.  We have not sought a ruling from the Internal Revenue Service (the “IRS”)  with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein.  As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.  Different or additional rules may apply with respect to participants who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States.

Unit Options.  The grant of a unit option will not result in taxable income to the participant and the individual’s employer will not be entitled to an income tax deduction.  Upon the exercise of a nonqualified unit option, a participant will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the option price and the fair market value of our common units underlying the option on the date of exercise. The entity employing the participant will be entitled to an income tax deduction equal to the amount included in the participant’s ordinary income.

Restricted Incentive Units.  The grant of restricted incentive units does not result in taxable income to the participant.  Following each vesting event, the participant will generally realize ordinary income at the time the participant receives our common units free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of such common units at such time over the participant’s cost, if any, and the same amount is then deductible by the entity employing the participant.

DERs which are paid in respect of a restricted incentive unit are taxed (and are deductible) as additional compensation rather than dividend income.

Withholding; Deductions.  Generally, the participant’s ordinary income is subject to applicable withholding taxes, to the extent the participant is an employee.  In general, a federal income tax deduction is allowed to the entity employing the participant in an amount equal to the ordinary income recognized by a participant with respect to awards under the GP Plan; provided, that such amount constitutes an ordinary and necessary business expense, that such amount is reasonable and that the entity employing the participant satisfies any withholding obligation with respect to such income. Internal Revenue Code Section 409A.  Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals and (iii) restrictions on changes to the time of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. Awards under the GP Plan are structured in a manner intended to be exempt from or in compliance with Section 409A.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Our named executive officers are eligible to receive awards under the GP Plan as amended by the 2016 Restatement. The tables above under “Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2015” provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2015, including, but not limited to, awards made under the GP Plan. The number of common units that may be awarded under the GP Plan for future grants is 6,125,342 as of March 7, 2016, assuming the Approval becomes effective.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of EnLink Midstream Partners, LP

The following table shows the beneficial ownership of units our partnership as of February 10, 2016, held by:

•                  each person who beneficially owns 5% or more of any class of units then outstanding;

•                  all the directors of our general partner;

•                  each named executive officer of our general partner; and

•                  all the directors and executive officers of our general partner as a group.

The percentage of total units beneficially owned is based upon a total of 332,270,635 common units (including Class C common units and restricted incentive units that are deemed beneficially owned) and 50,000,000 Series B Convertible Preferred units as of February 10, 2016.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned (3)	Series B Convertible Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Total Units Beneficially Owned	Percentage of Total Units Beneficially Owned (4)
Devon Energy Corporation (2)	183,189,051	55.13%	—	—	183,189,051	47.92%
Enfield Holdings, L.P. (5)	—	—	50,000,000	100%	50,000,000	13.08%
Barry E. Davis (6)	427,862	*	—	—	427,862	*
Steve J. Hoppe	4,741	*	—	—	4,741	*
McMillan (“Mac”) Hummel	4,741	*	—	—	4,741	*
Michael J. Garberding	94,274	*	—	—	94,274	*
Benjamin D. Lamb	4,877	*	—	—	4,877	*
John Richels	5,825	*	—	—	5,825	*
Leldon E. Echols (7)	24,509	*	—	—	24,509	*
Thomas L. Mitchell	—	*	—	—	—	*
David A. Hager	—	*	—	—	—	*
Darryl G. Smette	—	*	—	—	—	*
Mary P. Ricciardello (8)	3,385	*	—	—	3,385	*
Scott A. Griffiths (9)	6,771	*	—	—	6,771	*
Kyle D. Vann (10)	71,141	*	—	—	71,141	*
Christopher Ortega	—	*	—	—	—	*
Tony Vaughn	—	*	—	—	—	*
All directors and executive officers as a group (15 persons)	648,126	0.20%	—	—	648,126	0.17%

*                 Less than 1%

(1)         The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201, except for (i) Devon Energy Corporation, whose address is 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102 and (ii) Enfield Holdings, L.P., whose address is 301 Commerce Street, Fort Worth, Texas 76102.

(2)         Devon Gas Services, L.P. (“Devon Gas Services”) is the record holder of 86,790,558 common units; Southwestern Gas Pipeline, L.L.C. (“Southwestern Gas”) is the record holder of 7,531,883 common units; EnLink Midstream, Inc. (“EMI”) is the record holder of 20,280,252 common units; and Acacia Natural Gas Corp. I, Inc. (“Acacia”) is the record holder of 68,248,199 common units.  As the indirect owner of (i) 100% of the outstanding limited and general partner interests in Devon Gas Services, (ii) 100% of the outstanding limited liability company interests of Southwestern Gas and (iii) 64.2% of the outstanding membership interest in EnLink Midstream (as well as 100% of the outstanding membership interest in

EnLink Midstream’s managing member), which is the holder of 100% of the outstanding common stock of each of EMI and Acacia, Devon Energy Corporation may be deemed to beneficially own all of the common units held by Devon Gas Services, Southwestern Gas, EMI and Acacia, as applicable.

(3)         The percentages reflected in the column below are based on a total of 332,270,635 common units, including 7,075,433 Class C common units and 11,228 restricted incentive units that are deemed beneficially owned. The Class C common units were issued to the sellers in connection with our acquisition of Coronado Midstream Holdings LLC on March 16, 2015. Such sellers continue to hold all of the Class C common units, which represent approximately 2.13% of the outstanding common units (including the Class C common units). The Class C common units are substantially similar in all respects to the common units, except that distributions paid on the Class C common units may be paid in cash or in additional Class C common units issued in kind, as determined by our general partner in its sole discretion. The Class C common units will automatically convert into common units on a one-for-one basis on the first business day following the date of the distribution for the quarter ended March 31, 2016.

(4)         The percentages reflected in the column below are based on a total of 382,270,635 common units, which includes the units described in Footnote 3 and 50,000,000 Series B Convertible Preferred units.

(5)         On December 6, 2015, the Partnership and Enfield Holdings, L.P. (“Enfield Holdings”) entered into that certain Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which on January 7, 2016 Enfield Holdings purchased, in the aggregate, 50,000,000 Series B Convertible Preferred units. Enfield Holdings Advisors, Inc. (“Enfield Holdings Advisors”) is the general partner of Enfield Holdings.  Affiliates of The Goldman Sachs Group, Inc. (“GS Group”) and affiliates of TPG Global, LLC own interests in Enfield Holdings Advisors. GS Group, Goldman, Sachs & Co. (“Goldman Sachs”), West Street International Infrastructure Partners III, L.P. (“WS International”), West Street European Infrastructure Partners III, L.P. (“WS European”), West Street Global Infrastructure Partners III, L.P. (“WS Global”), Broad Street Principal Investments, L.L.C. (“BS Principal”), West Street Energy Partners Offshore - B AIV-1, L.P. (“WS Offshore B”), West Street Energy Partners AIV-1, L.P. (“WS AIV”), West Street Energy Partners Offshore AIV-1, L.P. (“WS Offshore AIV”), West Street Energy Partners Offshore Holding - B AIV-1, L.P. (“WS Holdings B”), Broad Street Infrastructure Advisors III, L.L.C. (“BS Infrastructure”), Broad Street Energy Advisors AIV-1, L.L.C. (“BS Energy AIV”), and Broad Street Energy Advisors, L.L.C. (“BS Energy,” and together with WS International, WS European, WS Global, BS Principal, WS Offshore B, WS AIV, WS Offshore AIV, WS Holdings B, BS Energy AIV and BS Infrastructure, the “GS Entities”) are the direct or indirect beneficial owners of WSIP Egypt Holdings, LP (“WSIP”) and WSEP Egypt Holdings, LP (“WSEP,” and together with WSIP, GS Group, Goldman Sachs and the GS Entities, the “GS Reporting Persons”), which hold 100 shares of common stock, and have appointed one of the two directors, of Enfield Holdings Advisors. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Advisors VII, Inc. (together with the GS Reporting Persons and Messrs. Bonderman and Coulter, the “Reporting Persons”), which holds 100 shares of common stock, and has appointed one of the two directors, of Enfield Holdings Advisors.  Because of the relationship between the Reporting Persons and Enfield Holdings, the Reporting Persons may be deemed to beneficially own the securities reported herein to the extent of the greater of their respective direct or indirect pecuniary interests in the profits or capital accounts of Enfield Holdings.

(6)         88,652 of these common units are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(7)         Includes 22,638 common units owned of record by Mr. Echols and 1,871 restricted incentive units that are deemed beneficially owned.

(8)         Includes 1,514 common units owned of record by Ms. Ricciardello and 1,871 restricted incentive units that are deemed beneficially owned.

(9)         Includes 3,028 common units owned of record by Mr. Griffiths and 3,743 restricted incentive units that are deemed beneficially owned.

(10)  Includes 67,398 common units owned of record by Mr. Vann and 3,743 restricted incentive units that are deemed beneficially owned.

Ownership of EnLink Midstream, LLC and Devon Energy Corporation

The following table shows the beneficial ownership of the units of EnLink Midstream, as well as the beneficial ownership of shares of common stock of Devon Energy Corporation, as of February 10, 2016, held by:

•                  all the directors of our general partner;

•                  each named executive officer of our general partner; and

•                  all the directors and executive officers of our general partner as a group.

The percentage of total common units of EnLink Midstream beneficially owned is based on a total of 179,911,586 units (including restricted incentive units that are deemed beneficially owned) as of February 10, 2016.  The percentage of total shares of Devon Energy Corporation beneficially owned is based on a total of 441,294,735 million shares of common stock outstanding as of February 10, 2016.

	EnLink Midstream, LLC		Devon Energy Corporation
Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percent	Shares of Common Stock Beneficially Owned	Percent
Barry E. Davis (2)	1,817,031	1.01%	—	*
Steve J. Hoppe	3,744	*	43,260	*
McMillan (“Mac”) Hummel	3,737	*	3,557	*
Michael J. Garberding	113,241	*	—	*
Benjamin D. Lamb	—	*	—	*
Leldon E. Echols (3)	27,447	*	—	*
John Richels	—	*	1,224,687	*
Thomas L. Mitchell	—	*	59,295	*
David A. Hager	—	*	400,630	*
Darryl G. Smette	—	*	363,328	*
Mary P. Ricciardello (4)	2,998	*	40,495	*
Scott A. Griffiths	—	*	—	*
Kyle D. Vann	—	*	—	*
Christopher Ortega	—	*	—	*
Tony D. Vaughn	—	*	214,251	*
All directors and executive officers as group (15 persons)	1,968,198	1.09%	2,349,503	0.53%

*                 Less than 1%.

(1)   The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201.

(2)   1,025,000 of these common units are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)   Includes 25,835 common units owned of record by Mr. Echols and 1,612 restricted incentive units that are deemed beneficially owned.

(4)   Includes 1,386 common units owned of record by Ms. Ricciardello and 1,612 restricted incentive units that are deemed beneficially owned.

Beneficial Ownership of General Partner Interest

Our general partner owns all of our general partner interest and all of our incentive distribution rights. Our general partner is 100% indirectly owned by EnLink Midstream.

MISCELLANEOUS

Where You Can Find Additional Information

Our internet address is www.enlink.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to such reports pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

EnLink Midstream Partners, LP

2501 Cedar Springs Road

Dallas, Texas 75201

Attention: Investor Relations

Phone: (214) 953-9500

Other Business

Our general partner knows of no matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the common units.

Unitholders Sharing an Address

We will deliver only one copy of this Information Statement to multiple unitholders sharing an address unless we have received contrary instructions from one or more of the unitholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a unitholder at a shared address to which a single copy of this Information Statement is delivered. A unitholder can notify us that the unitholder wishes to receive a separate copy of this Information Statement by contacting us at: EnLink Midstream Partners, LP, 2501 Cedar Springs Road, Dallas, Texas 75201, Attention: Investor Relations, or by calling (214) 953-9500. Conversely, if multiple unitholders sharing an address receive multiple Information Statements and wish to receive only one, such unitholders can notify us at the address or phone number set forth above.

ANNEX A

2016 Restatement

ENLINK MIDSTREAM GP, LLC

LONG-TERM INCENTIVE PLAN

(As Amended and Restated in 2016)

Section 1.                                          Purpose of the Plan.

The EnLink Midstream GP, LLC Long-Term Incentive Plan (the “Plan”) (originally known as the Crosstex Energy GP, LLC Long-Term Incentive Plan (the “Prior Plan”)) is intended to promote the interests of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), by providing to employees, consultants and independent contractors of EnLink Midstream GP, LLC (the “Company”) and its Affiliates and non-employee directors of the Company, who perform services for the benefit of the Partnership, incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

Section 2.                                          Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option or Restricted Incentive Unit granted under the Plan, and shall include any tandem DERs granted with respect to an Award of Restricted Incentive Units, it being understood that tandem DERs shall not be granted with respect to an Award of Options. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise provided in an Award Agreement, (i) Participant has failed to perform the duties assigned to him or her and such failure has continued for thirty (30) days following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company, or (v) Participant has breached any obligation under the Plan or Award Agreement.

“Change of Control” means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction the result of which is that any Person (other than EnLink Midstream, LLC, the Partnership or any of their subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the outstanding equity interests of the continuing or surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s or the Partnership’s assets; or (iii) a change in the composition of the Board as a result of which fewer than 50% of the incumbent directors are directors who either (A) had been directors of the Company on the date 12 months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

“Consultant” means an individual performing direct consulting or other contracting services for the Company or an Affiliate, in each case as determined by the Committee, and who is treated for tax purposes as an independent contractor at the time of performance of the services.

“Distribution Equivalent Right” or “DER” means a contingent right, granted in tandem with a specific Restricted Incentive Unit under Section 6(b)(i) to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Restricted Incentive Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Employee” means any employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in accordance with Section 409A of the Code, as applicable.

“Option” means an option to purchase Units granted under the Plan.

“Outside Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

“Participant” means any Employee, Consultant or Outside Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan” means this EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended from time to time.

“Restricted Incentive Unit” means an Award that is valued by reference to a Unit, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Units, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose.

“Restriction Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by or payable to the Participant.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the guidance promulgated thereunder.

“Unit” means a Common Unit of the Partnership or any other securities or other consideration into which a Common Unit of the Partnership is converted pursuant to any capital reorganization, recapitalization, merger or other similar transaction.

Section 3.                                          Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company (provided the Chief Executive Officer is a member of the Board), subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to himself or herself, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan (including any Award Agreement); (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

1.                                      Section 4.                                          Units.

(a)                                 Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Restricted Incentive Units and Options may be granted under the Plan is 14,070,000.  If any Option or Restricted Incentive Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Options or Restricted Incentive Units may be granted, as the case may be.

(b)                                 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)                                  Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any outstanding Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

Section 5.                                          Eligibility.

Any Employee or Consultant, who performs services for the benefit of the Partnership, or Outside Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6.                                          Awards.

(a)                                 Options. The Committee shall have the authority to determine the Employees, Consultants and Outside Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and shall be no less than the Fair Market Value of a Unit as of the date of grant.

(ii)                                  Time and Method of Exercise. The Committee shall determine the Restriction Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which unless otherwise prohibited by applicable law, may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, by withholding from the issuance under the Option Units otherwise deliverable thereunder, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.  The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the Plan or applicable law.

(iii)                               Term. Subject to earlier termination as provided in the Award Agreement or the Plan, each Option shall expire on the tenth anniversary of its date of grant.

(iv)                              Forfeiture. Each Award Agreement embodying the Award of an Option shall set forth the extent to which a Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company.  Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(v)                                 Option Exchanges. Subject to Section 409A and notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company as provided in Section 4(c) (including, without limitation, any distribution, Unit split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without unitholder approval.

(b)                                 Restricted Incentive Units. The Committee shall have the authority to determine the Employees, Consultants and Outside Directors to whom Restricted Incentive Units shall be granted, the number of Restricted Incentive Units to be granted to each such Participant, the Restriction Period, the conditions under which the Restricted Incentive Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Incentive Units.

(i)                                     DERs.  Unless otherwise determined by the Committee and specified in the Award Agreement, DERs if granted on the specified number of Units covered by an Award of Restricted Incentive Units, shall, as specified in the Award Agreement, be either (A) paid with respect to such Restricted Incentive Units on the distribution date in cash or in unrestricted Units having a Fair Market Value equal to the amount of such distribution, or (B) deferred with respect to such Restricted Incentive Units and the amount or value thereof may automatically be deemed reinvested in additional Restricted Incentive Units and paid at the time payment is made with respect to such Award of Restricted Incentive Units.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A.

(ii)                                  Forfeiture. Except as otherwise provided in the terms of the Restricted Incentive Units Award Agreement, upon termination of a Participant’s employment or service with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restriction Period, all Restricted Incentive Units shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Incentive Units.

(iii)                               Lapse of Restrictions. Upon or following the vesting of each Restricted Incentive Unit, the Participant shall be entitled to receive one Unit, subject to the provisions of Section 8(b).

(c)                                  General.

(i)                                     Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)                                  Limits on Transfer of Awards.

(A)                               Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, or authorize all or a portion of an Option to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant of the Participant or employee of the Company), a trust in which any of the foregoing individuals have more than 50% of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than 50% of the voting interests (collectively, “Permitted Transferees”); provided further that, (1) there may be no consideration for any such transfer and (2) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.  Award Agreements evidencing Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6(c)(ii)(A).

(B)                               Domestic Relations Orders.  An Option, Restricted Incentive Unit or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(C)                               Other Transfers.  Except as expressly permitted by Sections 6(c)(ii)(A) and (B), Awards shall not be transferable other than by will or the laws of descent and distribution.

(D)                               Effect of Transfer.  Following the transfer of any Award as contemplated by Sections 6(c)(ii)(A), (B), and (C), (1) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order described in Section 6(c)(ii)(B), or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the exercise of the transferred Award in accordance with the terms of this Plan and applicable law and (2) the provisions of the Award relating to exercisability, vesting or forfeiture shall continue to be applied with respect to the original Participant and, with respect to the exercisability of the Award, following the occurrence of any applicable events described therein the Award shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(E)                                Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Sections 6(c)(ii)(A), (B), or (C) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (1) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (2) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(F)                                 Registration.  To the extent the issuance to any Permitted Transferee of any Units issuable pursuant to Awards transferred as permitted in this Section 6(c)(ii) is not registered pursuant to the effective registration statement of the Company generally covering the Units to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Units to any such transferee.

(iii)                               Term of Awards. Subject to the term described in Section 6(a)(iii), the term of each Award shall be for such period as may be determined by the Committee.

(iv)                              Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)                                 Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines.

(vi)                              Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.  Unless otherwise prohibited by applicable law, such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

(vii)                           Change of Control.  Any Award Agreement hereunder may, in the discretion of the Committee, provide for the circumstances and manner in which, if at all, vesting provisions or performance conditions thereunder would be affected by a Change of Control, or such event related to a Change of Control as may be established by the Committee.

(A)                               In the case of an Option granted after March 7, 2014 or not otherwise exercised upon a Change of Control, upon a Change of Control, and except as otherwise provided in the Award Agreement for such Option, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives with respect to Options, which may vary among individual holders: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate; (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash (or other consideration including securities or other property) per Unit equal to the excess, if any, of the Change of Control Price (as defined below) of the Units subject to such Options over the exercise price(s) under such Options for such Units (except that to the extent the exercise price under any such Option is equal to or exceeds the Change of Control Price, in which case no amount shall be payable with respect to such Option); or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Options such that the holder of the Option shall be entitled to purchase or receive (in lieu of the total number of Units as to which an Option is exercisable (the “Total Units”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Option (the “Total Consideration”)), the number of units, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change of Control, at an aggregate exercise price equal to the exercise price that would have been payable if the Total Units had been purchased upon the exercise of the Option immediately before the consummation of the Change of Control.  Notwithstanding the foregoing, the provisions of the Prior Plan shall apply to Options granted prior to March 7, 2014.

(B)                               The “Change of Control Price” for purposes of the prior paragraph shall equal the amount determined in the following clause (1), (2), (3), (4) or (5), whichever is applicable, as follows:  (1) the price per Unit offered to holders of Units in any merger or consolidation, (2) the per Unit Fair Market Value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the consideration is paid for the assets in the case of a sale of the assets, (3) the amount distributed per Unit in a dissolution transaction, (4) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place, or (5) if such Change of Control occurs other than pursuant to a transaction described in clauses (1), (2), (3), or (4) of this paragraph, the Fair Market Value per Unit that may otherwise be obtained with respect to such Options or to which such Options track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.  In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 6(c)(vii)(B) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(C)                               In the event of a Change of Control or changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and except as otherwise provided for by this Section 6(c)(vii) or in an Award Agreement, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and, if applicable, price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof; provided however, if such Awards are unvested, they may be canceled without consideration.  In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may, subject to Section 4(c), be appropriately adjusted by the Committee, whose determination shall be conclusive.

Notwithstanding the foregoing, payment of any Award subject to Section 409A shall not be accelerated upon a Change of Control unless such Change of Control qualifies as a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

Section 7.                                          Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)                                 Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any unitholder, Participant, other holder or beneficiary of an Award, or other Person.

(b)                                 Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c)                                  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 8.                                          General Provisions.

(a)                                 No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)                                 Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes.

(c)                                  Additional Conditions.  Notwithstanding anything in the Plan to the contrary: (i) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant’s employment or service with the Company as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of Section 409A is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

(e)                                  No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)                                   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(g)                                  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)                                 Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(i)                                     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(j)                                    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k)                                 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l)                                     Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(m)                             Gender and Number. Words in the masculine or feminine gender shall include the other gender, the plural shall include the singular and the singular shall include the plural.

(n)                                 Section 409A. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

Section 9.                                          Term of the Plan.

This amendment and restatement of the Plan shall be effective as of 2016  and shall continue until such date that is 10 years after the Plan’s last approval by unitholders of the Partnership (March 3, 2026), the date terminated by the Board or the date Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.